Exhibit 99.1

QWEST COMMUNICATIONS INTERNATIONAL INC.

QUARTERLY SEGMENT INCOME

(UNAUDITED)

	2008			2007				2006
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
					(Dollars in millions)
Segment revenue:
Business markets:
Voice services	$366	$371	$375	$370	$375	$383	$385	$395	$406	$409	$422
Data and Internet services	681	644	620	638	603	587	580	594	581	580	584

Total business markets	1,047	1,015	995	1,008	978	970	965	989	987	989	1,006

Mass markets:
Voice Services	967	988	1,020	1,038	1,057	1,074	1,083	1,098	1,113	1,129	1,136
Data, Internet and video services	341	339	333	315	305	289	276	251	224	204	190
Wireless services	117	125	129	131	137	133	133	135	134	137	133

Total mass markets	1,425	1,452	1,482	1,484	1,499	1,496	1,492	1,484	1,471	1,470	1,459

Wholesale markets:
Voice services	433	453	465	473	490	526	539	554	577	564	577
Data and Internet services	382	370	376	373	371	371	365	378	360	338	328

Total wholesale markets	815	823	841	846	861	897	904	932	937	902	905

Total segment operating revenue	3,287	3,290	3,318	3,338	3,338	3,363	3,361	3,405	3,395	3,361	3,370

Segment expenses:
Business markets:
Direct segment expenses	340	291	282	307	261	267	246	248	230	233	246
Assigned facility, network and other expenses	334	330	334	338	320	316	324	319	318	335	332

Total business markets	674	621	616	645	581	583	570	567	548	568	578

Mass markets:
Direct segment expenses	320	322	349	366	363	349	352	372	371	354	372
Assigned facility, network and other expenses	432	405	416	422	427	422	419	433	432	413	420

Total mass markets	752	727	765	788	790	771	771	805	803	767	792

Wholesale markets:
Direct segment expenses	45	46	45	20	48	47	53	61	49	39	53
Assigned facility, network and other expenses	306	305	303	305	322	329	348	369	353	357	358

Total wholesale markets	351	351	348	325	370	376	401	430	402	396	411

Total segment operating expenses	1,777	1,699	1,729	1,758	1,741	1,730	1,742	1,802	1,753	1,731	1,781

Segment income:
Business markets	373	394	379	363	397	387	395	422	439	421	428
Mass markets	673	725	717	696	709	725	721	679	668	703	667
Wholesale markets	464	472	493	521	491	521	503	502	535	506	494

Total segment income	$1,510	$1,591	$1,589	$1,580	$1,597	$1,633	$1,619	$1,603	$1,642	$1,630	$1,589

Segment margin:
Business markets	36%	39%	38%	36%	41%	40%	41%	43%	44%	43%	43%
Mass markets	47%	50%	48%	47%	47%	48%	48%	46%	45%	48%	46%
Wholesale markets	57%	57%	59%	62%	57%	58%	56%	54%	57%	56%	55%
Access lines by segment:
Business markets	2,687	2,721	2,758	2,803	2,817	2,830	2,853	2,878	2,909	2,931	2,969
Mass markets	8,015	8,258	8,493	8,694	8,877	9,057	9,265	9,422	9,564	9,728	9,910
Wholesale markets	1,167	1,210	1,246	1,292	1,338	1,385	1,433	1,495	1,564	1,624	1,667

Total access lines	11,869	12,189	12,497	12,789	13,032	13,272	13,551	13,795	14,037	14,283	14,546